   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1996

                                                      REGISTRATION NO. 333-00775
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                           AMENDMENT NO. 1 TO  FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          INNOSERV TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



         CALIFORNIA                                    95-3619990
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                   Identification Number)

                         ------------------------------

                             320 WESTWAY, SUITE 530
                             ARLINGTON, TEXAS 76018
                                 (800) 848-5385
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                                  MICHAEL PULS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          INNOSERV TECHNOLOGIES, INC.
                             320 WESTWAY, SUITE 520
                             ARLINGTON, TEXAS 76018
                                 (800) 848-5385
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                                    COPY TO:
                             PETER F. ZIEGLER, ESQ.
                            GIBSON, DUNN & CRUTCHER
                             333 SOUTH GRAND AVENUE
                       LOS ANGELES, CALIFORNIA 90071-3197
                                 (213) 229-7000

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(a) OF THE SECURITIES ACT OF 1933. THE REGISTRATION HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 1996

PROSPECTUS

                          INNOSERV TECHNOLOGIES, INC.
                                  COMMON STOCK
                                ($.01 PAR VALUE)
                                2,026,438 SHARES

    This Prospectus relates to 2,026,438 shares (the "Securities") of Common Stock, par value $.01 per share ("Common Stock"), of InnoServ Technologies, Inc., a California corporation (the "Company"), which are beneficially owned by MEDIQ Incorporated (the "Distributing Shareholder") and substantially all of which will be distributed to its common and preferred stockholders as a dividend (the "Distribution"). This Prospectus also relates to those securities received as part of the Distribution by stockholders of the Distributing Shareholder who are then deemed to be "affiliates" (as defined in the Securities Act of 1933, as amended) of the Company after the Distribution (each such person, an "Affiliate Stockholder"). The Company expects that the Affiliate Stockholders will include Michael F. Sandler, the Rotko Trust (as defined below), Bernard J. Korman, Thomas E. Carroll, Michael J. Rotko, Bessie G.
Rotko and Judith M. Shipon.


    The Securities were issued to the Distributing Shareholder in connection with the acquisition by the Company of MEDIQ Equipment and Maintenance Services, Inc., formerly a subsidiary of the Distributing Shareholder. The Company is registering the Securities pursuant to the terms of an Agreement of Merger and Plan of Reorganization dated May 18, 1994, as amended by Amendment No. 1 thereto dated October 24, 1995 (the "Reorganization Agreement"), between the Company and the Distributing Shareholder in order to provide the Distributing Shareholder with the opportunity to distribute the Securities to its stockholders so as to provide those stockholders with freely tradeable securities.


    The Company will not receive any of the proceeds from the distribution or resale of the Securities. The Company will pay all of the expenses associated with the registration of the Securities, estimated to be approximately $50,000. The Distributing Shareholder will pay for the costs of the Distribution and the Affiliate Stockholders will pay the other costs, if any, associated with any sale by them of the Securities.


     The Common Stock is quoted on the Nasdaq National Market under the symbol "ISER." On September 6, 1996, the last reported sale price per share of the Common Stock, as quoted on the Nasdaq National Market, was $4.25.

- ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE   COMMISSION   OR   ANY  STATE   SECURITIES   COMMISSION   NOR  HAS
    THE   COMMISSION   OR   ANY    STATE   SECURITIES   COMMISSION    PASSED
      UPON  THE   ACCURACY   OR   ADEQUACY   OF   THIS   PROSPECTUS.  ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

              THE DATE OF THIS PROSPECTUS IS               , 1996.

                             AVAILABLE INFORMATION


    The Company has filed a Registration Statement on Form S-3 (the "Registration Statement"), File No. 333-00775, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the Securities covered by this Prospectus. This Prospectus omits certain information and exhibits included in the Registration Statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Room 1400, Chicago, Illinois 60606 and at the Jacob K. Javits Federal Building, 75 Park Place, New York, New York 10278. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission are by this reference incorporated in and made a part of this Prospectus: (i) the Annual Report on Form 10-K for the fiscal year ended April 30, 1996, File No. 0-13608; (ii) the description of the class of the Securities which is contained in Registration Statement on Form 8-A filed May 21, 1985, including any amendments or reports filed for the purpose of updating such description,
(iii) the Current Report on Form 8-K filed October 30, 1995, and (iv) all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Securities offered hereby have been sold or which deregisters all Securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Copies of all documents that are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this Prospectus) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon a written or oral request to InnoServ Technologies, Inc., Attention: Corporate Secretary, 320 Westway, Suite 520, Arlington, Texas 76018, telephone number (800) 848-5385.

                                  THE COMPANY

    The Company provides comprehensive asset management systems and services and multi-vendor maintenance and repair services for healthcare facilities to reduce such facilities' operating costs and improve the quality of care.

    The Company was incorporated in California in May 1981 as Mobile Medical Imaging. In May 1984, the Company changed its name to MMI Medical, Inc. and in October 1995, it further changed its name to InnoServ Technologies, Inc.

    The principal offices of the Company are located at 320 Westway, Suite 530, Arlington, Texas 76018, telephone number (800) 848-5385.

                                 RISK FACTORS

    The Securities offered hereby are speculative in nature and involve a high degree of risk. In addition to the other information included elsewhere in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Securities offered by this Prospectus.

ABSENCE OF EARNINGS

    For the fiscal years ending April 30, 1996 and 1995, the Company has reported net losses of approximately $7,200,000 and $3,600,000, respectively. No assurances can be given that the Company will achieve future profitability at any specific time.

COMPETITION

    The health care industry in general and the market for medical equipment maintenance, distribution and diagnostic services in particular are highly competitive. With respect to its medical equipment maintenance services, the Company competes with both medical equipment manufacturers, most of which have significantly greater financial and marketing resources than the Company, and other third party maintenance service companies. Certain larger hospitals also provide in-house maintenance service on their own equipment. With respect to its distribution services, the Company competes with other distributors, manufacturers and equipment resellers such as brokers, leasing companies, and individual health care providers, many of whom have financial and marketing resources substantially greater than those of the Company. New competitors might arise if they are able to obtain services and products from the Company's suppliers who are open and accessible. New competitors might organize into regional or national networks. If competition significantly increased in the future, the Company's profitability may be limited. Such a limitation would have a material adverse effect on the Company's business.

RISKS OF REDUCED CUSTOMER BASE ASSOCIATED WITH CONSOLIDATION OF THE HEALTH CARE INDUSTRY

    Health care providers, including hospitals and integrated health systems, continue to consolidate. As a result of consolidation, the Company's customer base may be reduced. The Company's customers may be consolidated into or acquired by other entities. Purchasing decisions may shift to individuals with whom the Company has no prior selling relationship. A significant reduction in the Company's customer base would have an adverse effect on the Company's business.

REGULATION OF THE HEALTH CARE INDUSTRY

    The Company services health care institutions, such as hospitals. The health care industry is subject to extensive government regulation at both the federal and state levels. Health care institutions will accept the Company's services only if such services are in compliance with government regulation. The Company tracks government regulations and offers services designed to comply with such regulation. Nevertheless, significant changes in the substance and the level of government regulation could have a material adverse effect on the Company's business.

    Similarly, federal and state laws regulate the relationships between providers, supplies and consumers of health care services. For example, Medicare and Medicaid statutes prohibit the solicitation, payment, receipt or offering of any remuneration for the recommending, arranging, ordering or purchasing of Medicare or Medicaid covered services. Violations of federal and state laws may result in substantial civil or criminal penalties. Such penalties might include large civil monetary penalties or exclusion from the Medicare and Medicaid programs.


DEPENDENCE ON THIRD-PARTY REIMBURSEMENT

    The health care industry is subject to changing political, regulatory and economic influences that affect the operational aspects of health care providers in the Company's target market. A number of federal and state proposals to control health care costs contain measures intended to control public and private spending on health care as well as to provide universal public access to the health care system. Government and private insurance programs that fund a significant portion of the health care market in the United States, such as Medicare, Medicaid and corporate health insurance plans, are often the focus of these proposals. Recently, government-imposed limits on reimbursements of health care providers have significantly impacted spending budgets in certain markets within the medical supply and equipment industry. Private third-party reimbursement plans are also developing increasingly sophisticated methods of controlling health care costs through redesign of benefits and exploration of more cost-effective methods of delivering health care. Accordingly, the Company cannot be assured that its customers will continue to have sufficient spendable funds for purchase and use of the Company's services. A material reduction in the purchasing of such services could adversely affect the Company's business. Also, significant changes in the nation's health care system could have an adverse impact on the Company's business, although the impact of such changes cannot be predicted with any certainty.


GOVERNMENT REGULATION

    Federal antitrust laws regulate the Company's business. For example, the Sherman and Clayton Acts prohibit exclusive dealing arrangements, such as "sole source" contracts with vendors, if such contracts involve a significant degree of foreclosure of the market place that effectively excludes competitors from a relevant market. The Robinson-Patman Act prohibits certain types of discriminatory pricing by vendors and the payment of "brokerage" by a vendor to an agent of the purchaser. The Company attempts to conduct its current operations in material compliance with existing applicable antitrust laws. Nevertheless, the Company cannot be assured that its existing relationships will not be successfully challenged under the antitrust laws.

    State and federal agencies, such as the Occupational Safety and Health Administration and the Environmental Protection Agency, have jurisdiction over the Company and its customers. This jurisdiction includes, but is not limited to, worker safety, community "right to know" laws and environmental regulation. Under these laws and regulations, real estate owners and lessees may be liable for the cost of investigating environmental problems, cleaning up certain hazardous substances and restoring property. Such laws often impose liability without regard to whether the owner or lessee knew of, or was responsible for, the presence of hazardous substances. Future environmental legislation or regulation may negatively affect the Company's business. Also, the Company believes it is in substantial compliance with the applicable standards pursuant to such laws and regulations.
Nevertheless, the Company cannot be assured that it will not be materially adversely affected by existing or future requirements or incur materially increased operating costs in complying therewith.

    Furthermore, the Company cannot be assured that courts and regulatory authorities will not review the Company's business and make determinations that might adversely affect the Company's business. Similarly, the Company cannot be assured that health care regulations will not change and restrict the Company's profitability.

DEPENDENCE ON KEY PERSONNEL

    The Company's future success will depend on the performance of a number of key employees, including its officers. Even where the Company has an employment agreement with such employees, the Company cannot ensure their continued employment. The loss of any key employee could have a material adverse effect on the Company's business. Similarly, the Company depends on its ability to recruit skilled technical, financial, managerial and marketing personnel. Competition for such personnel is strong. The Company cannot be assured that it will succeed in hiring retaining the personnel needed.

RELIANCE ON DATA PROCESSING

    The Company's business is dependent upon its ability to obtain, process, analyze and manage data and to maintain and upgrade its data processing capabilities. Interruption of data processing capabilities for any extended length of time, the failure to upgrade data services, difficulties in converting data and information systems after acquisitions, loss of stored data, programming errors or other problems with computer programs could have a material adverse effect on the Company's business.

POTENTIAL LEGAL LIABILITIES

    The servicing, maintenance and resale of medical equipment entail risks associated with product liability. Also, the Company may be sued for negligence or upon related legal theories arising out of services provided by the Company. Liability insurance coverage is expensive, difficult to obtain and may be unobtainable in the future on acceptable terms, if at all. Even with insurance, claims or judgments may be excess of the Company's coverage limits or may not be covered by the Company's insurance policies. Such claims could have a material adverse effect upon the Company's business. In addition, legal claims against the Company--regardless of merit or outcome--may have a material adverse effect upon the Company's business.

ANTI-TAKEOVER CONSIDERATIONS

    Certain provisions of the Company's Articles of Incorporation, By-Laws, California law and agreements with other parties could, together or separately, discourage potential acquisition proposals, delay or prevent a change in control of the Company and limit the price that certain investors might be willing to pay in the future for the Company's Common Stock. Such provisions may include the issuance, without further stockholder approval, of preferred stock with rights and preferences which could be senior to the Common Stock.

POTENTIAL VOLATILITY OF STOCK PRICE

    The market price of the Company's Common Stock could be subject to significant fluctuations due to various factors, including changes in the Company's operating results, announcements of new products by the Company or by its competitors, health care or reimbursement policy changes by government or insurance companies or a change in securities analysts' recommendations. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the Company's Common Stock. In addition, a number of new stockholders will receive the Company's Common Stock in connection with the Distribution and not in connection with a decision by the stockholder to purchase the Common Stock. Sales of substantial amounts of Common Stock in the public market could adversely affect the market price of the Common Stock.

ABSENCE OF DIVIDENDS

    Although the Company has in the past declared and paid cash dividends on its Common Stock, the Company, at present, intends to retain all earnings for use in the operation and development of its business. The Company does not expect to declare or pay cash dividends on it Common Stock in the foreseeable future. At present, certain loan agreements of the Company prohibit the payment of dividends by the Company.

                            DISTRIBUTING SHAREHOLDER

    The Distributing Shareholder received the Securities in connection with the Company's acquisition of MEDIQ Equipment and Maintenance Services, Inc.
As part of the acquisition and pursuant to the terms of the Reorganization Agreement, the Company agreed to use its best efforts to register, among other things, the Securities issued to the Distributing Shareholder for distribution by the Distributing Shareholder as a dividend to its common and preferred stockholders and the Distributing Shareholder agreed to distribute the Securities as a pro rata dividend to its stockholders, as if the common and preferred stockholders were one class, within 60 days after registration of the Securities. The Company expects that the Distributing Shareholder will not distribute fractional shares of the Securities to its common and preferred stockholders. Instead, the Distributing Shareholder has advised the Company that it will sell any such fractional shares on the open market.

    The Distributing Shareholder, MEDIQ Incorporated, owns 2,026,438 shares of the Company's Common Stock as of September 9, 1996. The Distributing Shareholder is offering 2,026,438 shares of the Company's Common Stock hereby, approximately 40.2% of the class.

                            AFFILIATE STOCKHOLDERS

    The Affiliate Stockholders are expected to receive a portion of the Securities in connection with the Distribution. Pursuant to the terms of the Reorganization Agreement, the Company agreed to use its best efforts to register the subsequent sale, within 180 days after the Registration Statement of which this Prospectus is a part becomes effective, of the Securities distributed to the Affiliate Stockholders. The Reorganization Agreement also provides that Affiliate Stockholders shall not sell an amount of the Securities to any one purchaser constituting more than 5% of then outstanding Common Stock pursuant to this Prospectus.


    The Company expects that, based on the Affiliate Stockholders' ownership of the common stock of the Distributing Shareholder, the Affiliate
Stockholders will own after the Distribution the approximate number of shares of the Company's Common Stock set forth below. Michael Sandler is a Director of the Company and a Director and the Chief Financial Officer of the Distributing Shareholder. Bernard J. Korman is a Director of the Company.
Thomas E. Carroll is a nominee for Director of the Company and President of the Distributing Shareholder. The Trust established by Bernard B. Rotko, Settlor, under Agreement dated November 18, 1983 (the "Rotko Trust"),
Michael J. Rotko, Chairman of the Board of the Distributing Shareholder,
Bessie G. Rotko and Judith G. Shipon, who together with Michael J. Rotko are trustees of the Rotko Trust, are affiliates of the Company as a result of the Rotko Trust's ownership of the Company's Common Stock and are expected to be affiliates of the Company after the Distribution. Except as noted below, the Securities offered represent all of the Securities owned by the respective Affiliate Stockholder.


Affiliate Stockholder                  Shares Offered Hereby
- ---------------------                  ---------------------

Michael Sandler                                  684

Bernard J. Korman                            136,433

Thomas E. Carroll                              1,694

Rotko Trust                                  585,240

Michael J. Rotko                              73,529

Bessie G. Rotko                               41,756

Judith G. Shipon                              75,475

    In addition to the shares offered hereby, Bernard J. Korman owns 21,000 shares the Company's Common Stock, and Michael Sandler owns 3,000 shares of the Company's Common Stock.

    The Affiliate Stockholders may offer the Company's Securities received as part of the Distribution and hereby registered for a period of 180 days after the Registration Statement of which this Prospectus is a part becomes effective. The registration of the Securities, however, does not necessarily mean that all or any of the Securities will be sold by the Affiliate Stockholders.

                                USE OF PROCEEDS


    The Company will not receive any of the proceeds from the distribution or resale of the Securities offered hereby.

                              PLAN OF DISTRIBUTION

    Pursuant to the Reorganization Agreement, the Distributing Shareholder has agreed to distribute the Securities as a dividend to its common and preferred stockholders within 60 days after registration of the Securities. The Distributing Shareholder will pay for the expenses incurred in the Distribution of the Securities, except for all expenses incurred by the Company in connection with preparation of a registration statement, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, which will be borne by the Company.

    The Affiliate Stockholders may offer the Securities for sale from time to time for 180 days after the Registration Statement of which this Prospectus is a part becomes effective. Sales of the Securities by the Affiliate Stockholders may be made on the Nasdaq National Market or the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

      The Securities may be sold in (i) a block trade in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) transactions in which a broker or dealer acts as principal and resells the Securities for its account pursuant to this Prospectus, and
(iii) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Affiliate Stockholders may arrange for other brokers or dealers to participate. The Affiliate Stockholders also may, from time to time, authorize underwriters acting as their agents to offer and sell Securities upon such terms and conditions as shall be set forth in any prospectus supplement. Underwriters, brokers or dealers will receive commissions or discounts from Affiliate Stockholders in amounts to be negotiated immediately prior to sale. Such underwriters, brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any discounts and commissions received by them and any profit realized by them on the resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

     There is no assurance that any of the Affiliate Stockholders will offer for sale or sell any or all of the Securities covered by this Prospectus. The Company has been advised by certain of the Affiliate Stockholders that they or their pledgees, donees, tranferees or other successors in interest may sell all, a portion of, or none of the Securities covered by this Prospectus.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Gibson, Dunn & Crutcher, Los Angeles, California.

                                    EXPERTS

    The consolidated financial statements of InnoServ Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE DISTRIBUTING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following expenses will be paid by the Company.

SEC Registration Fee...............................................  $   2,625
NASDAQ/NMS Application Fee.........................................     17,500
Legal fees and expenses*...........................................     20,000
Accounting fees and expenses*......................................      4,000
Blue sky fees and expenses*........................................      5,000
Miscellaneous*.....................................................      1,000
                                                                     ---------
                                                                     $  50,125
                                                                     ---------
                                                                     ---------

- ------------------------
* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The amended Articles of the Registrant provide: (i) the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law and (ii) the Company is authorized to provide indemnification of its agents (as such term is defined in Section 317 of the California General Corporation Law), whether by bylaw, agreement, vote of the shareholders or disinterested directors or otherwise, in excess of the indemnification expressly permitted by Section 317 of the California General Corporation Law for breach of duty to this corporation and its shareholders, subject only to the applicable limits upon such indemnification set forth in
Section 204(a)(11) of the California General Corporation Law.

    As permitted by Section 317 of the General Corporation Law of California, the Bylaws of the Registrant provide: (i) the Registrant is required to indemnify certain agents, including, but not limited to officers, directors, employees, other agents, and persons serving in such capacities at the request of the Company (including, for example, subsidiaries of the Registrant) (collectively, the "Agents"), in certain proceedings to the extent that the Agents are successful on the merits for actual and reasonable expenses and may indemnify the Agents in these proceedings upon authorization, to the fullest extent permitted by California law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may advance expenses to an Agent in connection with defending a proceeding; and
(iii) the Registrant may maintain Agents' liability insurance. These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act of 1933, as amended.

ITEM 16.  EXHIBITS

    The Exhibit Index is attached hereto on page II-4.

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered thereby and the offerings of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matters has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or distributions are being made, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on this 9th day of September, 1996.


                                          INNOSERV TECHNOLOGIES, INC.

                                          By:       /s/ MICHAEL G. PULS
                                              --------------------------------
                                                       Michael G. Puls
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                        TITLE                         DATE
                      ---------                                        -----                         ----

                           *
- ------------------------------------------------------  Chairman of the Board of Directors    September 9, 1996
                   Dudley A. Rauch



                  /s/ MICHAEL G. PULS
- ------------------------------------------------------  President, Chief Executive Officer    September 9, 1996
                    Michael G. Puls                     (Principal Executive
                                                        Officer) and Director

                /s/ THOMAS E. HOEFERT
- ------------------------------------------------------  Chief Financial Officer               September 9, 1996
                  Thomas E. Hoefert                     (Principal Financial and
                                                        Accounting Officer)


                           *
- ------------------------------------------------------  Director                              September 9, 1996
                  Samuel Salen, M.D.


                           *
- ------------------------------------------------------  Director                              September 9, 1996
                   Michael M. Sachs


                           *
- ------------------------------------------------------  Director                              September 9, 1996
                    Bernard Korman


                           *
- ------------------------------------------------------  Director                              September 9, 1996
                   Michael Sandler


                           *
- ------------------------------------------------------  Director                              September 9 , 1996
                   David A. Wegmann

*By:  /s/ MICHAEL G. PULS
    -------------------------                                                                 September 9, 1996
        Michael G. Puls
       ATTORNEY-IN-FACT


                               INDEX TO EXHIBITS


                                                                                                    SEQUENTIALLY
  EXHIBIT                                                                                            NUMBERED
   NUMBER                                         DESCRIPTION                                          PAGE*
- ------------  ------------------------------------------------------------------------------------  -----------
     5.1      Opinion of Gibson, Dunn & Crutcher.**

    23.1      Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.1).**

    23.2      Consent of Ernst & Young LLP, independent auditors.

    24.1      Power of Attorney (included at page II-3).**


- ------------------------
*  Appears only in manually executed copy.
** Previously filed.